UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                March 9, 2007
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

                                           None
        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On March 8, 2007, Management committed to a restructuring plan which will include the closures of its Lincolnton, North Carolina and Iuka, Mississippi upholstery manufacturing facilities, the closure of its rough mill lumber operation in North Wilkesboro, North Carolina, the consolidation of operations at its Kincaid Taylorsville, North Carolina upholstery operation and the elimination of a number of positions throughout the remainder of the organization. The Lincolnton and Iuka facility closures will occur in the first quarter of fiscal 2008 and will impact approximately 250 and 150 employees, respectively. The closure of our North Wilkesboro lumber operation, consolidation of operations at Kincaid’s Taylorsville operation and the remaining activities will occur in the fourth quarter of fiscal 2007 and will impact approximately 100 positions. These decisions were made to help align our company with the current business strategy and strengthen our positioning going forward.

In connection with these activities, the Company expects to record total pre-tax restructuring and related asset impairment charges of $9 to $10 million or $0.11 to $0.12 per share as follows:

o	Asset impairment charges of $2.0 million in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets to write-down the facilities’ real and personal property to estimated fair market value, less costs to sell, will be recorded in the fourth quarter of fiscal 2007.

o	Severance and benefit costs of $5.0 to $5.5 million in accordance with SFAS No. 146 Accounting for Costs Associated with Exit or Disposal Activities will be recorded during the fourth quarter of fiscal 2007 and the first quarter of fiscal 2008.

o	Other costs incurred to close and consolidate facilities as well as transfer production to other facilities of $2.0 to $2.5 million will be recorded during the first and second quarters of fiscal 2008.

All of the charges, except for the $2.0 million asset impairment charge, will result in future cash expenditures relating to severance, benefits and other plant exit and consolidation costs.

In addition to the charges above, the Company will incur a non-cash settlement charge as defined by SFAS No. 88 Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits of approximately $1.4 million in the fourth quarter of fiscal 2007 related to the termination and final payout of the Canadian pension plan. This pension plan covered the employees who previously were employed at our Canadian upholstery manufacturing facility which was closed in the third quarter of fiscal 2006.

Further information about the restructuring plan is set forth in the press release attached as Exhibit 99.1, which is incorporated herein by reference.

Item 2.06. Material Impairments

On March 8, 2007, in connection with committing to the restructuring plan described in Item 2.05 above, we concluded that the Company will be required to record the asset impairment charges described under Item 2.05. The information set forth above in Item 2.05 is hereby incorporated by reference into this Item 2.06.

Item 9.01.  Financial Statements and Exhibits

	Description	Page #
99.1	Press Release of La-Z-Boy Incorporated dated March 8, 2007	4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED (Registrant)

Date: March 9,  2007

BY: /S/ Mark Copping Mark Copping Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit 99.1

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com
Kathy Liebmann	(734) 241-2438	kathy.liebmann@la-z-boy.com

LA-Z-BOY ANNOUNCES RESTRUCTURING PLAN

MONROE, MI. March 8, 2007—La-Z-Boy Incorporated (NYSE: LZB) today announced a restructuring plan which will include the closures of its Lincolnton, North Carolina and Iuka, Mississippi upholstery manufacturing facilities, the closure of its rough mill lumber operation in North Wilkesboro, North Carolina, the consolidation of three operations into one at Kincaid’s Taylorsville, North Carolina upholstery operation and the elimination of a number of positions throughout the remainder of the organization.

The company’s Lincolnton facility employs 250 people, accounts for approximately 5% of the La-Z-Boy branded business total upholstery manufacturing capacity and produces high-leg recliners and occasional chairs. La-Z-Boy will cease operations at the Lincolnton plant in July 2007, with production shifting to the company’s Newton, Mississippi, Siloam Springs, Arkansas and Dayton, Tennessee facilities. The Iuka facility produces sofas, love seats and upholstered chairs for the company’s Bauhaus division and has about 150 employees. The Iuka facility is scheduled to close in early May 2007 and its production will move to Bauhaus’s Saltillo and Sherman facilities in Mississippi. The consolidation of the company’s North Wilkesboro rough mill lumber operation into its Hudson, North Carolina facility and the consolidation of the Taylorsville facilities, combined with the change in La-Z-Boy’s corporate structure, will eliminate approximately 100 positions.

Kurt L. Darrow, President and Chief Executive Officer of La-Z-Boy, said, “After careful analysis and much consideration, we made the difficult, but correct decision to close several facilities and reduce our corporate workforce to align our company with the current business environment and strengthen our positioning going forward. We regret the impact these actions will have on the families and lives of those employees affected and greatly appreciate the contribution of each employee and thank them for their years of dedicated service. However, these moves are necessary for our company to remain competitive and we will provide outplacement assistance to these employees during this transition period. Collectively, these actions are expected to save the company $11 million per year when they are fully implemented, and, when coupled with our ongoing process improvement initiatives, will result in increased efficiencies in our remaining manufacturing facilities. Additionally, the overall workforce reduction is a direct result of the strategic moves announced recently to realign our portfolio of companies.”

Darrow concluded, “We remain firmly committed to ensuring our dealers and their customers continue to receive excellent service with quick and on-time deliveries as we move production to our other facilities. Importantly, with more than 5.6 million square feet of upholstery manufacturing space in North America and 8,000 employees in those facilities, we have substantial manufacturing capacity to service both our existing business and the capacity necessary to fuel our long-term growth plans.”

The Lincolnton facility, which is approximately 370,000 square feet, and the two facilities at Taylorsville, will be idled after operations cease and will be marketed for sale along with the equipment at the North Wilkesboro rough mill operation. The North Wilkesboro casegoods plant will continue to produce bedroom furniture with approximately 300 employees. The Iuka property is a leased facility.

As a result of these actions, La-Z-Boy will take a pre-tax charge of approximately $9 million to $10 million, or $0.11 to $0.12 per share. This charge will be principally for severance and other benefit costs and will also include the write-down of certain fixed assets and other associated costs. The majority of these charges will be incurred in the fourth quarter of the company’s 2007 fiscal year with the majority of the balance of the charge taken in the first fiscal quarter of 2008.”

Forward-looking Information

Any forward-looking statements contained in this news release are based on current information and assumptions and represent management’s best judgment at the present time. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: (a) changes in consumer confidence; (b) changes in demographics; (c) changes in housing sales; (d) the impact of terrorism or war; (e) continued energy price changes; (f) the impact of logistics on imports; (g) the impact of interest rate changes; (h) the potential disruptions from Chinese imports; (i) inventory supply price fluctuations; (j) the impact of imports as it relates to continued domestic production; (k) changes in currency exchange rates; (l) competitive factors; (m) operating factors, such as supply, labor or distribution disruptions including changes in operating conditions or costs; (n) effects of restructuring actions; (o) changes in the domestic or international regulatory environment; (p) not fully realizing cost reductions through restructurings; (q) ability to implement global sourcing organization strategies; (r) the impact of new manufacturing technologies; (s) the future financial performance and condition of independently operated dealers that we are required to consolidate into our financial statements or changes requiring us to consolidate additional independently operated dealers; (t) fair value changes to our intangible assets due to actual results differing from projected; (u) the impact of adopting new accounting principles; (v) the impact from natural events such as hurricanes, earthquakes and tornadoes; (w) the ability to turn around under-performing retail stores; (x) the impact of retail store relocation costs, the success of new stores or the timing of converting stores to the New Generation format; (y) the ability to procure fabric rolls or cut and sewn fabric sets domestically or abroad; (z) the ability to sell the discontinued operations for their recorded fair value; and (aa) factors relating to acquisitions and other factors identified from time to time in our reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com/about/investorRelations/sec_filings.aspx. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at:

http://www.la-z-boy.com/about/investorRelations/IR_email_alerts.aspx.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, England and La-Z-Boy. The La-Z-Boy Casegoods Group companies are American Drew, Hammary, Kincaid and Lea.

The corporation’s proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 340 stand-alone La-Z-Boy Furniture Galleries® stores and 307 La-Z-Boy In-Store Galleries, in addition to in-store gallery programs at the company’s Kincaid, England and Lea operating units. According to industry trade publication In Furniture, the La-Z-Boy Furniture Galleries retail network is North America’s largest single-brand furniture retailer. Additional information is available at http://www.la-z-boy.com/.